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                                                                 [Lincoln LOGO]
                                                                 Lincoln
                                                                 Financial Group
                                                                 Lincoln Life

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
350 CHURCH STREET
HARTFORD, CT 06103-1106

April 22, 2008

U. S. Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549-0506

RE: LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT G ("ACCOUNT") 3 THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
     FILE NO. 033-22740; 811-05585; CIK: 0000835414
     POST-EFFECTIVE AMENDMENT NUMBER 23, FORM S-6

Dear Sir or Madam:

This opinion is furnished in connection with the filing of the Registration Statement on Form S-6 by The Lincoln National Life Insurance Company under the Securities Act of 1933. The Prospectus included in said Registration Statement describes flexible premium variable universal life insurance policies (the "Policies").

In my opinion, the illustrations of benefits under the Policies included in the section entitled "Illustrations" in the Prospectus, based on assumptions stated in illustrations, are consistent with the provisions of the forms of the Policies. The ages selected in the illustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to me under the heading "Experts" in the Prospectus.

Very truly yours,


/s/ Philip D. Moreland
-------------------------------------
Philip D. Moreland, FSA, MAAA